Exhibit 10.16
Consulting Agreement
This Agreement is between Remitly, Inc. (“Company”) and the undersigned independent contractor (“Contractor”) (collectively the “Parties”). This Agreement includes a binding Mutual Arbitration Agreement (“Arbitration Agreement”) below. The Parties agree as follows:
1.    Independent Contractor Status. Contractor shall perform the Services described in the Scope of Work (Exhibit A), incorporated herein by reference. Contractor is an independent contractor and neither Contractor, Contractor’s employees, or other contract personnel are, or shall be deemed, Company’s employees. Contractor has no authority to bind Company by contract or otherwise. In her capacity as an independent contractor, Contractor agrees and represents:
1.1.    Contractor is customarily engaged in her own independent trade, occupation, or business. Contractor has the right to perform Services for others, and expects to do so, during the term of this Agreement. This Agreement is not exclusive, but is subject to the conflict of interest clause and other terms herein.
1.2.    Contractor possesses the skills, knowledge, and experience to complete the Services without the need for training from Company, and Contractor will exercise due skill and care in discharging the Services.
1.3.    Contractor has the sole right to control and direct the means, manner, and method by which the Services required by this Agreement will be performed. Contractor shall select the routes taken, starting and ending times, days of work, and order the work is performed. Company does not exercise authority or control over the Services.
1.4.    Contractor is free to accept or reject work and has complete discretion whether to enter into this Agreement and any particular Scope of Work hereunder.
1.5.    Contractor shall provide the tools and equipment necessary to complete the Services, and shall not be reimbursed for any expenses, unless otherwise expressly agreed to by the Parties. Contractor shall pay all operational costs for her business.
1.6.    Contractor bears the risk of profit or loss based on Contractor’s Fees and operating expenses.
1.7.    Contractor will comply with all applicable laws, rules, and regulations in performing the Services. Contractor agrees to promptly report to Company in writing any violations of applicable law arising out of or related to Contractor’s services, including without limitation any discrimination, harassment, health and safety violations, bribes, or conflicts of interest. The Services Contractor provides under this Agreement do not infringe on any rights of a third party.
2.    Fees. Fees for Contractor’s Services are set forth in the Scope of Work.
3.    Licenses, Permits, and Certificates. Contractor represents and warrants that she maintains, if applicable, necessary business licenses and registrations. Contractor represents and warrants that all employees and personnel associated with her shall comply with federal, state, and local laws requiring any required licenses, permits, and certificates necessary to perform the Services under this Agreement.
4.    Taxes; Wages. Contractor, and not Company, is solely responsible for: federal, state, and other tax obligations, including payment, contribution, and reporting, withholding FICA, Medicare, Social Security, or any other tax obligations related to Contractor or her employees or personnel, payment of wages, and compliance with employer wage and hour obligations, for all of Contractor’s employees, and protected time off (including paid sick time) for herself and her employees.
5.    Benefits. Except as provided in the Scope of Work, Contractor understands and agrees she is solely responsible for the benefits of herself and her employees, including without limitation health care (ACA-compliant minimal essential coverage), vision, dental, short or long term disability, retirement plans, and fringe benefits. Contractor is not entitled to participate in Company’s benefit programs, other than those she was a participant in prior to the Start Date, to the extent permitted by those programs.
6.    Unemployment; Workers’ Compensation. Contractor is not eligible for unemployment benefits or workers’ compensation coverage from Company because the Contractor is not an employee of Company. Contractor shall be solely responsible for providing all unemployment insurance and workers’ compensation insurance on behalf of herself and her employees.
7.    Conflict of Interest. Contractor shall avoid conflicts of interest, which includes undue influence over her Services, receiving any personal or business benefit that interferes with Contractor’s ability to provide Services in Company’s best interest, or impairs Contractor’s ability to exercise good business judgment regarding the Services.
8.    Confidential Information.
8.1.    Definition. “Confidential Information” means an item or compilation of non-public proprietary information in any form (tangible or intangible) related to the Company’s business that Contractor acquires or gains access to during the engagement that the Company has not authorized public disclosure of, and that is not readily available to the public or persons outside the Company. By way of example and not limitation, Confidential Information includes: private contract terms, customer business preferences, historical transaction data regarding customers, and customer implementation plans; financial performance; business plans and strategies; customized software, internal business methods, processes, and systems and innovations; marketing plans, market surveys, research and analysis; unpublished pricing information, and variables such as costs, discounting options, and profit margins; business sale and acquisition opportunities identified by the Company; dealings with vendors, suppliers, manufacturers, distributors, and customers; information regarding product sourcing, ingredients, formulas, and manufacturing processes, including where products are made and by whom; and Company trade secrets.
8.2.    Obligations. Contractor acknowledges that items of Confidential Information are the Company’s valuable assets and have economic value because they are not generally known by the public or others who could use them to their own economic benefit and/or to the competitive disadvantage of the Company. Subject to the protected rights described in Section 8.3, Contractor agrees to use Confidential Information only in the performance of her Services, to hold such information in confidence and trust, and not to engage in any unauthorized use or disclosure of such information during the engagement and for so long thereafter as such information qualifies as Confidential Information. Contractor will follow industry best practices and any additional Company instructions regarding use or storage of Confidential Information and return all such records (including all copies) when the engagement with Company ends, or sooner if requested. The obligations hereunder regarding Confidential Information shall continue for so long as the information remains confidential. However, in the event a reviewing court requires a time frame for the protection of Confidential Information, Contractor’s nondisclosure obligation shall extend for a period of three (3) years after Contractor’s termination as to Confidential Information that does not qualify for protection as a trade secret. Trade Secret information shall be protected from disclosure as long as the information at issue continues to qualify as a trade secret.
8.3.    No Interference With Rights. Nothing in this Agreement or otherwise prohibits any person, including Contractor, from reporting possible violations of federal, state, or local law or regulation, communicating directly with or providing information (including documents) not otherwise protected from disclosure by any applicable law or privilege to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission (“SEC”), Congress, the Equal Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, any agency Inspector General, or any other federal, state, or local governmental agency or commission (collectively, “Government Entities”), participating in an investigation or proceeding conducted by a Government Entity, disclosing or discussing conduct they reasonably believe to be illegal discrimination, illegal harassment, illegal retaliation, a wage and hour violation, or sexual assault, or that is recognized as against a clear mandate of public policy, or the existence of a settlement involving any such event or conduct or making other disclosures that are protected under the whistleblower provisions of federal law and regulation. Contractor does not need the prior authorization of Company to make any such reports or disclosures. Contractor is not required to notify Company that she has made any such reports or disclosures and any such reports or disclosures expressly do not violate any provision of this Agreement. Contractor can provide Confidential Information to Government Entities without risk of being held liable by Company for liquidated damages or other financial penalties. Company may not retaliate against Contractor for any of these activities and nothing in this Agreement or otherwise requires Contractor to waive or limit Contractor’s right to receive any monetary award or other payment for information provided to Government Entities. Nothing in this Agreement or otherwise (i) requires Contractor to disclose any communications Contractor may have had or information Contractor may have provided to the SEC or any other Government Entities regarding possible legal violations or (ii) is intended to limit, nor does it limit, any applicable rights that Contractor may have under Section 7 of the National Labor Relations Act.
8.4.    DTSA. Nothing in this Agreement prohibits Contractor from reporting an event that Contractor reasonably and in good faith believes is a violation of law to the relevant law enforcement agency (such as the Securities and Exchange Commission, Equal Employment Opportunity Commission, or Department of Labor), or from cooperating in an investigation conducted by such a government agency. Contractor is hereby provided notice that under the 2016 Defend Trade Secrets Act (“DTSA”):
a)    no individual will be held criminally or civilly liable under federal or state trade secret law for the disclosure of a trade secret (as defined under the DTSA) that: (i) is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public; and
b)    an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

9.    Return of Property. Subject to Section 8.3, on termination of this Agreement, or sooner if instructed, Contractor shall immediately return all Company property. This includes laptops, cell phones, keys, Confidential Information, and other Company property. This also includes all log-ins and passwords necessary for Company to access her information.
10.    Intellectual Property Ownership. Contractor agrees to promptly disclose to Company any and all Work Product. “Work Product” includes without limitation any and all results and proceeds of Contractor’s services, including but not limited to code, software, programs, notes, drawings, designs, technical data, know how, works of authorship, firmware, ideas, improvements, inventions, material, information, marketing materials, work, or product conceived, created, written, or first reduced to practice by Contractor either solely or jointly with others in the performance of Services for Company and/or resulting from use of Confidential Information by Contractor solely or jointly with others. Contractor represents and warrants all work product is owned by Contractor and does not infringe upon the intellectual property rights of any third party.
All Work Product shall be deemed a “work made for hire,” as such term is defined under the copyright laws of the United States, with Company as the author and exclusive owner thereof. In the event the Work Product does not qualify as a “work made for hire” for Company, Contractor hereby irrevocably and exclusively transfers to Company all right, title, and interest in and to the Work Product, including without limitation all worldwide copyrights, patent, trade secret, trademark (including the good will associated therewith), or other intellectual property rights therein including any extensions and renewals thereof, throughout the world in perpetuity in any and all media, now known or hereafter devised. Accordingly, Company is the sole and exclusive owner and copyright proprietor of all right, title, and interest in the work in whatever stage of completion. Contractor shall promptly execute and deliver to Company documents reasonably requested for Company to secure copyright protection in Contractor’s services and the results and proceeds thereof. Upon request of Company, Contractor will deliver to Company all files and materials related to the work at no cost to Company. Contractor hereby grants Company the right to change, add to, take from, translate, reformat, modify, edit, or reprocess the work in any manner Company may in its sole discretion determine. Contractor hereby irrevocably waives all so-called “moral rights” or “droit moral” rights and any similar or analogous rights under the applicable laws of any country of the world. Without limiting the foregoing, Company has no obligation to provide “credit” or “attribution” to Contractor for the Work delivered or services rendered hereunder.
11.    Non-Circumvention. During the term of this Agreement (including any Scope of Work), and for a period of six (6) months thereafter, Contractor shall not, directly or indirectly, circumvent the relationship between Company and its employees, personnel, or clients for Contractor’s own benefit or the benefit of any other person or entity.
12.    Use of Company Name, Logos, and Marks. Contractor shall not use Company’s name, logos and marks, or any other proprietary designations thereof, in any manner and for any purpose, without the prior express written approval of Company.
13.    Liability; Indemnification. Unless prohibited by applicable law, Contractor shall be responsible for, and shall indemnify fully, defend, and hold harmless Company, its owners, officers, employees, and agents, of and from, any and all claims, demands, taxes, fines, penalties, actions, charges, liabilities, or damages, including reasonable attorneys’ fees and costs (collectively “Claims”) arising out of or related to Contractor’s: (i) breach of this Agreement; (ii) negligent or intentional acts or omissions; or (iii) violation of applicable law. Contractor shall promptly notify Company in writing if it becomes aware of any such Claims. Company shall have the right to approve any non-monetary settlement entered on its behalf.
14.    Insurance. Contractor shall be responsible for the costs related to purchasing and maintaining insurance policies to cover the Services, including selection of the vendor(s) and manner through which such policies are obtained. Company reserves the right to inspect documents showing proof of such coverage. Contractor shall name Company as an additional insured, and shall notify Company in writing prior to making any material changes to required insurance.
15.    Mutual Arbitration Agreement.
a.    The Federal Arbitration Act (9 U.S.C. § 1 et seq.) governs the terms of the Mutual Arbitration Agreement (“Arbitration Agreement”), which evidences a transaction involving commerce.
b.    CLAIMS COVERED BY THIS ARBITRATION AGREEMENT: All disputes arising out of or related to this Consulting Agreement shall be decided by a single arbitrator through final and binding arbitration and not by way of court or jury trial. THE PARTIES EXPRESSLY WAIVE THEIR RIGHT TO A JURY TRIAL. This Arbitration Agreement applies to any dispute between Contractor and Company (including any of its officers, directors, employees, or agents). Without limiting the foregoing, this Arbitration Agreement applies to claims alleging an employment relationship between Contractor and Company. Contractor and Company specifically acknowledge and agree that nothing in this Arbitration Agreement, including without limitation, referencing the types of claims covered by this Arbitration Agreement, is intended in any way to create an employment relationship or imply that Contractor is an employee of the Company. The arbitrator shall have authority to decide gateway issues, including statute of limitations and timeliness, validity, applicability, enforceability, waiver, formation, or arbitrability.
c.    CLAIMS NOT COVERED BY THIS ARBITRATION AGREEMENT: The following claims are not covered under the Arbitration Agreement: disputes that may not be subject to arbitration or pre-dispute arbitration agreement as expressly provided by a controlling federal statute (including, for example, disputes that may not be subject to pre-dispute arbitration agreement under the Ending Forced Arbitration of Sexual Assault and Sexual Harassment Act (at Contractor’s election)). If any claim(s) not covered under this Arbitration Agreement above are combined with claims that are covered under this Arbitration Agreement, to the maximum extent allowed under applicable law, the covered claims will be arbitrated and continue to be covered under this Arbitration Agreement.
Nothing in this Arbitration Agreement prevents Contractor from making a report to or filing a claim or charge with a governmental agency, or law enforcement agencies, and nothing in this Arbitration Agreement prevents the investigation by a government agency of any report, claim or charge otherwise covered by this Arbitration Agreement. This Arbitration Agreement also does not prevent federal administrative agencies from adjudicating claims and awarding remedies based on the claims addressed in this paragraph, even if the claims would otherwise be covered by this Arbitration Agreement. Company will not retaliate against Contractor for filing a claim with an administrative agency. This Arbitration Agreement also does not prevent or prohibit Contractor in any way from reporting, communicating about, or disclosing claims for discrimination, harassment, retaliation, or sexual abuse.

d.    CLASS AND COLLECTIVE ACTION WAIVERS: COMPANY AND CONTRACTOR WAIVE ANY RIGHT FOR ANY DISPUTE TO BE BROUGHT, HEARD, DECIDED, OR ARBITRATED AS A CLASS OR COLLECTIVE ACTION AND THE ARBITRATOR WILL HAVE NO AUTHORITY TO HEAR OR PRESIDE OVER ANY SUCH CLAIM (“Class Action Waiver”). The Class Action Waiver will be severable from this Arbitration Agreement in any case in which the dispute is filed as a class or collective action and there is a final judicial determination that the Class Action Waiver is invalid, unenforceable, unconscionable, void, or voidable. In such case, the class or collective action must be litigated in a civil court of competent jurisdiction—not in arbitration—but the portion of the Class Action Waiver that is enforceable shall be enforced in arbitration.
e.    CALIFORNIA PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) INDIVIDUAL ACTION REQUIREMENT. Contractor and Company agree to arbitrate PAGA claims on an individual basis only. Therefore, any claim by Contractor under PAGA to recover civil penalties or other individual relief must be arbitrated under this Arbitration Agreement. Company and Contractor also agree that Contractor’s non-individual PAGA claims will be stayed and Contractor will not pursue any non-individual PAGA claims in Court until after the arbitrator makes a final determination as to Contractor’s status as “aggrieved,” and, then, only if the determination is that Contractor was “aggrieved”; the arbitrator, and not any court, will determine Contractor’s alleged status as “an aggrieved employee.” The arbitrator is without authority to preside over any PAGA claim by Contractor on behalf of any other person or joined by or consolidated with another person’s PAGA claim. This PAGA Individual Action Requirement clause will be severable from this Arbitration Agreement if there is a final judicial determination that it is invalid, unenforceable, unconscionable, void, or voidable. In such case, the PAGA action must be litigated in a civil court of competent jurisdiction—not in arbitration—but the portion of the PAGA Individual Action Requirement that is enforceable will be enforced in arbitration.
f.    If either Party wishes to initiate arbitration, the initiating Party must notify the other Party in writing via certified mail, return receipt requested, within the applicable statute of limitations period. This demand for arbitration must include (1) the name and address of the Party seeking arbitration, (2) a statement of the legal and factual basis of the claim, and (3) a description of the remedy sought and must be signed by the Party bringing the claim. The arbitrator will resolve all disputes regarding the timeliness or propriety of the demand for arbitration and apply the statute of limitations that would have applied if the claim(s) been brought in court.
g.    Arbitration shall be governed by the American Arbitration Association Commercial Arbitration Rules, (“AAA Rules”), incorporated herein by reference (the AAA Rules are available via the internet at www.adr.org/commercial or by using a service such as www.google.com to search for “AAA Commercial Arbitration Rules”) provided however, that if there is a conflict between the AAA Rules and this Arbitration Agreement, this Arbitration Agreement shall govern.
a)    The arbitration shall be heard by one neutral arbitrator selected in accordance with the AAA Rules. The arbitrator shall be an attorney with experience in the law underlying the dispute or a retired judge.

b)    If the Parties cannot otherwise agree on a location for the arbitration, the arbitration shall take place in the county and state where Contractor primarily performed services for Company or last performed work for Company.
c)    Contractor must pay for any filing or initiation fee. Contractor and Company will otherwise pay the fees and costs of arbitration in accordance with the AAA Rules and applicable law. In the event applicable law requires a different allocation of fees and costs in order for this Arbitration Agreement to be enforceable, then such law will be followed. Each Party will pay for its own costs and attorneys’ fees, if any, but if any Party prevails on a claim which affords the prevailing Party attorneys’ fees and costs, the arbitrator shall award reasonable fees to the prevailing Party. The arbitrator will resolve any disputes regarding costs/fees associated with arbitration.
d)    The arbitrator’s decision or award shall be in writing with findings of fact and conclusions of law. Judgment may be entered on the arbitrator’s decision or award in any court having jurisdiction.
h.    CONSIDERATION: The mutual obligations by Company and Contractor to arbitrate provide consideration for this Arbitration Agreement.
i.    Contractor agrees and acknowledges that entering into this Arbitration Agreement does not change Contractor’s status as an independent contractor in fact and in law, and that Contractor is not an employee of Company notwithstanding this Arbitration Agreement.
j.    This Arbitration Agreement is the full and complete agreement relating to the formal resolution of disputes covered by this Arbitration Agreement. This Arbitration Agreement will survive the termination of Contractor’s services for Company and it will apply upon renewal or performance of services for Company and/or if Contractor becomes employed by Company.
By signing below, Contractor is agreeing to and accepting this Arbitration Agreement. By issuance of this Arbitration Agreement, Company agrees to be bound by its terms without any requirement to sign this Arbitration Agreement.
16.    Term and Termination. The term of this Agreement shall commence on December 31, 2024, and shall continue for a term of two years, unless either Party cancels with or without cause upon five days’ written notice. The rights and obligations of the Parties under Sections 1.7, 2, 4, 5, 6, 8, 9, 10, 11, 12, 13, 15, 16, 17, 18, and 19 will survive the expiration or termination of this Agreement.
17.    Release of Claims.
17.1.    The payments and promises set forth in this Agreement are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in Company, termination benefits, or other compensation to which Contractor may be entitled by virtue of Contractor’s prior employment with Company or Contractor’s separation from Company. Subject to applicable law, and to the fullest extent permitted by law, Contractor hereby releases and waives any other claims Contractor may have against Company and its owners, agents, officers, stockholders, employees, directors, attorneys, insurers, insurance policies, benefit plans, subscribers, subsidiaries, affiliates, successors, and assigns (collectively “Releasees”), whether known or not known, that arose on or before the time Contractor signed this Agreement, including, without limitation, claims of wrongful termination, claims of constructive discharge, claims arising out of agreements, representations, or policies related to Contractor’s prior employment, claims arising under federal, state, or local laws, statutes, or ordinances prohibiting discrimination or harassment or requiring accommodation on the basis of age, race, color, national origin, religion, sex, disability, marital status, sexual orientation, or any other status, claims arising under federal, state, or local laws, statutes, or ordinances prohibiting retaliation or discrimination against a person for making complaints or for any other actions or inactions, claims of failure to accommodate a disability or religious practice, claims for violation of public policy, claims of failure to assist Contractor in applying for future position openings, claims of failure to hire Contractor for future position openings, claims for wages or compensation of any kind, claims of willful withholding of wages, claims of tortious interference with contract or expectancy, claims of fraud or negligent misrepresentation, claims of breach of privacy, defamation claims, claims of intentional or negligent infliction of emotional distress, claims of unfair labor practices, claims arising out of any claimed right to stock or stock options, claims for attorneys’ fees or costs, and any and all claims that are based on any legal obligations that arise out of or are related to Contractor’s prior employment relationship with Company.
17.2.    The claims Contractor is releasing also include, but are not limited to, claims arising under or based on any of the following statutes, among others: the Washington Law Against Discrimination (RCW 49.60), the Washington Prohibited Employment Practices Law (RCW 49.44), the anti-retaliation provisions of the Washington Industrial Insurance Act (RCW 51.48) and Washington Industrial Safety and Health Act (RCW 49.17), the Washington Whistleblower Act (RCW 42.40), the Washington Minimum Wage Act (RCW 49.46), the Washington Industrial Welfare Act (RCW 49.12), the Washington Agricultural Labor Law (RCW 49.30), the Washington Hours of Labor Law (RCW 49.28), Washington’s statutes related to wages (including RCW 49.48, RCW 49.52, and RCW 49.58), the Washington Veterans Employment and Reemployment Act (RCW 73.16), the Washington Military Family Leave Act (RCW 49.77), the Washington Domestic Violence Leave Law (RCW 49.76), the Washington Family Care Act and Parental Leave Law (RCW 49.12), the Washington Paid Family and Medical Leave Act (RCW 50A.05), the Washington Healthy Starts Act (RCW 43.10.005), the Washington Little Norris-LaGuardia Act (RCW 49.32), the Washington Fair Credit Reporting Act (RCW 19.182), the Washington Electronic Privacy Act (RCW 9.73), the Washington noncompetition law (RCW 49.62), the Washington Silenced No More Act (RCW 49.44.211), the Civil Rights Act of 1870 (42 U.S.C. § 1981), the Civil Rights Act of 1871 (42 U.S.C. § 1983), the Equal Pay Act of 1963, the Civil Rights Act of 1964 (including Title VII of that Act), the Age Discrimination in Employment Act of 1967 (ADEA), the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990 (ADA), the Older Workers Benefit Protection Act of 1990 (OWBPA), the Family and Medical Leave Act (FMLA), the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA), the Genetic Information Nondiscrimination Act of 2008 (GINA), the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), the Sarbanes-Oxley Act, the False Claims Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Consumer Product Safety Improvement Act, the Occupational Safety and Health Act, the Food Safety Modernization Act, and all similar federal, state, and local laws.

17.3.    Except as set forth in the protected rights described in Section 8.3, Contractor agrees not to seek any personal recovery (of money damages, injunctive relief, or otherwise) for the claims Contractor is releasing in this Agreement and agrees never to start any lawsuit or arbitration asserting any of the claims Contractor is releasing in this Agreement.
17.4.    Contractor represents and warrants that Contractor has not initiated any complaint, charge, lawsuit, or arbitration involving any of the claims Contractor is releasing in this Agreement. This representation does not limit Contractor’s right to file certain governmental charges in the future as permitted by applicable law.
17.5.    Contractor agrees that this Agreement gives Contractor fair economic value for any and all potential claims Contractor may have, and that Contractor is not entitled to any other damages or relief. Contractor understands that Contractor is releasing potentially unknown claims, and that Contractor has limited knowledge with respect to some of the claims being released. Contractor acknowledges that there is a risk that, after signing this Agreement, Contractor may learn information that might have affected Contractor’s decision to enter into this Agreement. Contractor acknowledges, for example, that Contractor may learn that Contractor has suffered injuries of which Contractor is not presently aware. Contractor assumes this risk and all other risks of any mistake in entering into this Agreement. Contractor agrees that this release is fairly and knowingly made.
17.6.    Contractor hereby acknowledges that Contractor is aware of the principle that a general release does not extend to claims that the releasor does not know or suspect to exist in its favor at the time of executing the release, which, if known by him or her, must have materially affected its settlement with the releasee. With knowledge of this principle, Contractor hereby agrees to expressly waive any rights Contractor may have to that effect.
18.    Cooperation.
18.1.    Contractor agrees that, when requested by Company, Contractor will promptly and fully respond to all inquires from Company and its representatives relating to any lawsuit, audit, or investigation in which Contractor is identified as having factual information needed by Company.
18.2.    Contractor agrees that, when requested by Company, Contractor will promptly complete her Directors’ and Officers’ Questionnaire.
19.    Miscellaneous.
19.1.    No Assignment. Company may assign its rights under this Agreement to its affiliates. Aside from this right, neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party.
19.2.    Governing Law; Venue. Except as provided in the Arbitration Agreement above, any action arising out of or related to this Agreement, shall be governed by the laws of the State of Washington, without regard to its conflict of law principles, and brought in the State of Washington.
19.3.    Severability/Survival. Except as provided in the Arbitration Agreement, in the event that any term of this Agreement is invalid or void by any court of competent jurisdiction or arbitrator, such term shall be severed and all the remaining terms shall remain in full force and effect.
19.4.    Non-Waiver. The failure of either Party to insist upon strict performance of any terms and conditions of this Agreement shall not be construed as a waiver of any other terms.
19.5.    Entirety of Agreement/Amendment. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter contained herein and supersedes all prior agreements, and neither Party shall be bound by any representation or term other than as expressly stated in this Agreement or by a written amendment to this Agreement signed by authorized representatives of both Parties.
19.6.    Signature. This Agreement may be signed in counterparts and by electronic signature. Contractor expressly authorizes electronic signature for this Agreement, including the Mutual Arbitration Agreement herein.

COMPANY:
Remitly, Inc.                        CONTRACTOR

Matthew Oppenheimer; CEO                Rene Yoakum
Print Name and Title                    Print Contractor’s Name

/s/ Matthew Oppenheimer    12/17/2024        /s/ Rene Yoakum        12/16/2024
Signature                 Date        Signature                 Date

Exhibit A
Scope of Work

1.    Scope of Services

Contractor’s services (“Services”) shall include the provision of transition support services to Company’s Chief Executive Officer. Contractor will report directly to Company’s Chief Executive Officer.

2.    Fees

Company will recommend to the Board of Directors of Company’s parent entity, Remitly Global, Inc., that Contractor will receive:
●    Continued Equity Vesting: Continued vesting of Contractor’s outstanding and unvested equity awards according to its terms during the term of this Agreement. Contractor’s outstanding and unvested equity awards as of the Start Date are as follows:

Equity Award	Grant Date	Vesting Schedule	Unvested Shares
Options	8/12/2021	1/12 Options vest on vesting commencement date, remaining Options vest monthly thereafter for 11 months	31,250
RSUs	4/25/2022	1/4 RSUs vest on vesting commencement date, remaining RSUs vest 1/4 on a quarterly basis thereafter	11,667
RSUs	4/29/2023	1/4 RSUs vest on vesting commencement date, remaining RSUs vest 1/4 on a quarterly basis thereafter	22,451
RSUs	4/29/2023	1/4 RSUs vest on vesting commencement date, remaining RSUs vest 1/4 on a quarterly basis thereafter	15,241
RSUs	4/16/2024	1/8 RSUs vest on vesting commencement date, remaining RSUs vest 1/8 on a quarterly basis thereafter	213,632

●    Acceleration upon Death: In the event of the death of Contractor, Contractor’s outstanding and unvested awards as of the date of such death that would have otherwise vested during the term of this Agreement will accelerate and vest in full. In the event of such a death by Contractor, the estate of Contractor will be permitted to acquire the vested equity awards on the same terms and conditions as set forth thereunder.
●    Other Benefits: During the term of this Agreement, payment by Company of (i) the cost of Contractor’s premiums for continued coverage under the group health plan of Company for Contractor and, if applicable, Contractor’s eligible dependents covered by the applicable group health plan until 18 months after the Start Date; and (ii) thereafter, a monthly lump sum amount of $4,000 during the remainder of the term of this Agreement.

3.    Start/End Date

Subject to the terms set forth in Section 16, the Services shall start/end as follows:

Start Date: January 1, 2025 (“Start Date”).
End Date: December 31, 2026.